SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	June 2, 2004

DIEBOLD, INCORPORATED

(Exact name of registrant as specified in charter)

Ohio	1-4879	34-0183970

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5995 Mayfair Road, P.O. Box 3077, North Canton, Ohio	44706-2798

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (330) 490-4000

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (c) Exhibits.

     14.1      Diebold, Incorporated Business Ethics Policy, as amended

Item 10. Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

     On June 2, 2004, the Board of Directors of Diebold, Incorporated (the “Company”) adopted an amendment to the Political Activities and Contributions section of the Company’s Business Ethics Policy. The amendment clarifies that, in recognition of the necessity for strict neutrality concerning political candidates and issues, the chief executive officer, president, and chief financial officer of the Company and those Company executives identified by the Company as responsible for the oversight of its election systems companies, as well as all employees of those companies, may not make contributions to, directly or indirectly, any political candidate, party, election issue or cause, or participate in any political activities, except for voting. The amendment further provides that this prohibition regarding political activities and contributions applies to U.S. and Canadian election systems businesses, and only to the extent permitted under applicable law.

     The foregoing amendment did not constitute or effect a waiver of application of any provision of the Business Ethics Policy to the Company’s principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions.

     The Company’s Business Ethics Policy, as amended, is posted on the Company’s website at http://www.diebold.com.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 2, 2004	DIEBOLD, INCORPORATED
By: /s/ Gregory T. Geswein Gregory T. Geswein Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
14.1	Diebold, Incorporated Business Ethics Policy, as amended